EXHIBIT 10.3

AWARD NOTICE

UNDER THE ANSYS, INC.

LONG-TERM INCENTIVE PLAN

Name of Participant:

Target Award:                          Restricted Stock Units

Grant Date of Target Award:

Performance Measurement Period: January 1, 2010 to December 31, 2012

Pursuant to the ANSYS, Inc. Long-Term Incentive Plan (the “Plan”), ANSYS, Inc. (the “Company”) has selected the Participant named above to be awarded the Target Award specified above, subject to the terms and conditions of the Plan and this Award Notice. Capitalized terms used but not defined in this Award Notice shall have the meaning given such terms in the Plan. A copy of the Plan is attached hereto as Exhibit A.

1. Acceptance of Award. The total number of Restricted Stock Units that may be earned by the Participant (if any) shall be determined by the Company’s performance for the Performance Measurement Period specified above, as set forth in Section 4(b) of the Plan. The Participant hereby acknowledges and understands that the Target Award represents the maximum number of Restricted Stock Units that may vest subject to the terms of the Plan and this Award Notice. The actual number of Restricted Stock Units that may vest could be lower than the Target Award and could be zero.

2. Termination of Employment. Subject to Section 3 below, if at any time prior to the conclusion of any Performance Measurement Period, the Participant’s employment with the Company terminates for any reason, the Participant shall automatically forfeit the right to receive any Award not vested as of the date of termination of employment.

3. Change in Control. Upon a Change in Control, the Award shall be treated as specified in Section 6 of the Plan.

4. Issuance of Shares.

(a) Each Restricted Stock Unit relates to one share of the Company’s Stock. Shares of Stock (if any) shall be issued and delivered to the Participant in accordance with the terms of this Award Notice and of the Plan upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Participant.

(b) Until such time as shares of Stock are issued to the Participant pursuant to the terms hereof and of the Plan, the Participant shall have no rights as a stockholder with respect to any shares of Stock underlying the Restricted Stock Units, including but not limited to any voting rights.

5. Non-Competition and Non-Solicitation. The Participant hereby agrees that he or she shall not, while employed by the Company and for one (1) year after his or her employment terminates, directly or indirectly, whether as employee, owner, partner, shareholder, co-venturer, consultant, independent contractor, agent or otherwise, work, engage, participate, consult or invest in any business activity anywhere in the world which develops, manufactures or markets products or performs services that are competitive with the products and/or services of the Company, or products and/or services that the Company has under development or that are subject to active planning at any time during my employment, including without limitation, business activities which compete with the Company’s core business of Engineering Simulation Software (“Competitor”). Notwithstanding the foregoing, Participant may hold publicly traded stock in a Competitor if the amount of stock held is less than 1% of the Competitor’s outstanding capital stock. Further, for one (1) year after Participant’s employment terminates, Participant will not directly or indirectly: (a) offer to provide engineering simulation software or other products or services that the Company offers to any current or prospective customer of the Company with whom Participant dealt or about whom Participant received Confidential Information; (b) hire, solicit to hire or otherwise retain any employee of the Company for employment, independent contractor or other consulting work; (c) provide names or other information to anyone other than the Company to aid in soliciting any Company employee; or (d) encourage any Company employee to terminate his/her employment or prospective employment with the Company in order to perform services on behalf of a person or entity other than the Company. The restrictions set forth in this Section 5 are intended to protect the Company’s interest in its intellectual property and confidential information and established customer relationships and goodwill, and Participant agrees that such restrictions are reasonable and appropriate for this purpose. Participant acknowledges that the restrictions set forth in this Section 5 do not preclude him or her from finding employment or other gainful economic opportunities in the fields of professional engineering, or non-engineering software. The Participant acknowledges and agrees that the precluded activities set forth above are adverse to the Company’s interests, and that it would be inequitable for Participant to benefit from this Award should Participant engage in any such activities during or within one year after termination of his or her employment with the Company. The Participant may be released from his or her obligations as stated above only if the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company and its subsidiaries.

6. Claw-Back of Award Proceeds. The Committee shall have the authority to unilaterally terminate this Award and/or cause some or all of the proceeds relating to this Award that have been received by the Participant to become immediately due and payable by the Participant to the Company upon the occurrence of any of the following events:

(a) the Participant’s violation of Section 5 of this Agreement (entitled Non-Competition and Non-Solicitation);

(b) the material restatement of the Company’s financial statements due to misconduct by the Participant;

(c) the material restatement of the Company’s financial statements that results in the Participant receiving more compensation under the Award than the Participant would have received absent the incorrect financial statements.

The determination of whether any of the foregoing events has occurred and the extent of the application of this Section to the Participant and this Award shall be determined by the Committee in its sole discretion.

7. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award Notice shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 3 of the Plan.

8. Transferability. This Award is personal to the Participant, is non-assignable and is not transferable by Participant in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The Stock to be issued upon the vesting of this Award to the Participant shall be issued, during the Participant’s lifetime, only to the Participant, and thereafter, only to the Participant’s beneficiary. The Participant may designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company.

9. No Contract for Continuing Services. Neither the Plan nor this Award Notice shall be construed as creating any contract for continued services between the Company or any of its subsidiaries and the Participant and nothing herein contained shall give the Participant the right to be retained as an employee or consultant of the Company or any of its subsidiaries.

10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

11. Severability. If any provision(s) hereof shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

12. Counterparts. For the convenience of the parties and to facilitate execution, this document may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

ANSYS, INC.

By:
Title:

The foregoing Award is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Participant’s Signature

Participant’s name and address: